As filed with the U.S. Securities and Exchange Commission on April 16, 2026.

Registration No. 333-288787

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________________

Webull Corporation
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Webull Holdings (US) Inc.

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________________

Copies to:

Christian O. Nagler, P.C. Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Benjamin James, Esq. General Counsel Webull Corporation 200 Carillon Parkway St. Petersburg, Florida 33716 (917) 725-2448

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 18, 2025, Webull Corporation (the “Registrant”) filed a registration statement on Form F-1 (Registration No. 333-288787), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2025 (the “Registration Statement”).

On September 8, 2025, the Registrant filed the Post-Effective Amendment No. 1 to the Registration Statement pursuant to the undertakings in the Registration Statement (i) to incorporate and reflect the condensed consolidated financial statements and the notes thereto as of June 30, 2025 and for the three and six month periods ended June 30, 2025, and (ii) to update certain other information in the Registration Statement. Such Post-Effective Amendment No. 1 was declared effective by the SEC on September 11, 2025.

The Registrant, by filing this Post-Effective Amendment No. 2 to the Registration Statement, hereby removes from registration any and all securities registered but unsold under the Registration Statement (and all amendments thereto) as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post-Effective Amendment No. 2, there will be no remaining securities registered by the Registrant pursuant to the Registration Statement, and the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida, on April 16, 2026.

WEBULL CORPORATION
By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anquan Wang	Chairman and Chief Executive Officer	April 16, 2026
Anquan Wang	(Principal Executive Officer)
*	Director and President	April 16, 2026
Anthony Denier
*	Director and Chief Financial Officer	April 16, 2026
H.C. Wang	(Principal Financial and Accounting Officer)
*	Director and General Counsel	April 16, 2026
Benjamin James
*	Director	April 16, 2026
William Houlihan
*	Director	April 16, 2026
Walter Bishop
*By:	/s/ Anquan Wang
Anquan Wang
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Webull Corporation, has signed this registration statement or amendment thereto on April 16, 2026.

Authorized U.S. Representative
Webull Holdings (US) Inc.
By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Director

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